Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [_______], 2021, is by and among (i) Mercury Ecommerce Acquisition Corp., a Delaware corporation (the “SPAC”), (ii) Mercury Sponsor Group I LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the party or each of the parties named on the signature page hereto as Investor (referred to individually and collectively below as “Investor”, provided, to the extent there are more than one Investor referenced below, all representations, warranties and obligations hereunder by Investor are made severally and not jointly).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, each consisting of one share of Class A common stock of the SPAC, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one warrant (the “Units”), Investor has expressed an interest in acquiring up to an aggregate of [_______] Units in the IPO (the “IPO Indication”), at a price of $10.00 per Unit (with any allocation among more than one Investor set forth on the Investor signature page(s) hereto).

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”), for the same value paid by the Sponsor, or approximately $0.005 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.          Sale and Purchase.

(a)          In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor an aggregate of [_______] Founder Shares (such Founder Shares, the “Transferred Shares”) (with any allocation among more than one Investor set forth on the signature page(s) hereto) for an aggregate purchase price of $[____] (a purchase price of $0.005 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds. The Transferred Shares held by Investor, subject to the fulfillment by Investor of the IPO Indication, shall not be subject to forfeiture for any reason, including as part of the Sponsor’s negotiation of an initial business combination. Furthermore, the Transferred Shares amount or Transfer Price shall not be adjusted should the underwriters elect to allocate the Investor less than the IPO Indication.

(b)          Subject to  the fulfillment by Investor of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC, and not less than 100%, allocated to Investor by the underwriters in the IPO),  Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO and (iii) Investor’s execution of the Registration Rights Agreement and Letter Agreement in accordance with Section 5(c).

Section 2.          Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)          The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)          This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)          The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

Section 3.          Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)          The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)          This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)          The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

Section 4.          Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)          Investor has full power, authority and legal capacity to execute and deliver this Agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this Agreement and to perform its obligations hereunder.

(b)          This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)          The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)          In connection with the Transferred Shares:

(i) it has been advised that the Transferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”);

(ii) it acknowledges that there exists no public market for the Transferred Shares, that no such public market may develop in the future, the Transferred Shares, when sold or issued, will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and understands that the book-entries or certificates representing the Transferred Shares will contain a restricted legend or notation in respect of such restrictions.   As a result, Investor acknowledges that the Transferred Shares may be required to be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Investor agrees that if any transfer of its Transferred Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Investor may, at the SPAC’s option, be required to deliver to the SPAC an opinion of counsel satisfactory to the SPAC. Absent registration or an exemption, the Investor agrees not to resell the Transferred Shares.  Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Investor further acknowledges that the Transferred Shares will be subject to certain lock-up restrictions, as described in the Registration Statement, and may only be transferred pursuant to the terms of such lock-up. Investor also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (A) the SPAC has then ceased to be a shell company; (B) the SPAC is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (C) the SPAC has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the SPAC was required to file such reports and materials), other than Form 8-K reports; and (D) at least one year has elapsed from the time that the SPAC filed current Form 10-K type information with the SEC reflecting its status as an entity that is not a shell company;

(iii) it will be acquiring the Transferred Shares for its own account for investment purposes only;

(iv) it has no present intention of selling or otherwise disposing of the Founder Shares in violation of the securities laws of the United States;

(v) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act;

(vi) it will, upon request, provide the Sponsor to the completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

(vii) it has had both the opportunity to ask questions and receive answers from the officers and directors of the SPAC and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder; and

(viii) it is familiar with the proposed business, management, financial condition and affairs of the SPAC.

(e)          Investor is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and Investor has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

Section 5.          Additional Agreements and Acknowledgements of Investor.

(a)          Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor agrees that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent the Investor from redeeming any public shares it acquires pursuant to the IPO in accordance with the terms and conditions applicable to the public shares and the IPO set out in the SPAC’s registration statement, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2021, as subsequently amended on June 3, 2021 and as may be further amended, in connection with the IPO (the “Registration Statement”).

(b)          Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO and deposit proceeds from the sale of Units in the IPO and the sale of private placement warrants into the Trust Account, as described in the Registration Statement. Investor further acknowledges and agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account (“Claim”), or any other asset of the SPAC as a result of any liquidation of the SPAC, with respect to the Transferred Shares or otherwise other than with respect to shares of Class A common stock purchased by Investor in the IPO or in the open market and hereby waives any Claim it may have in the future against the SPAC and will not seek recourse against the Trust Account for any reason whatsoever (except in respect of any shares of Class A common stock of the SPAC purchased directly by Investor in the IPO or in the open market).

(c)          Investor acknowledges and agrees that, upon receipt of the Transferred Shares and in connection with the consummation of the IPO, it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations, including but not limited to (i) a registration rights agreement (the “Registration Rights Agreement”) and (ii) the letter agreement, containing customary voting, lock-up and waiver of rights provisions for such offerings, entered into in connection with the IPO (the “Letter Agreement”), and in each case in the forms of Registration Rights Agreement and Letter Agreement filed by the SPAC filed as exhibits to the Registration Statement prior to the consummation of the IPO.

Section 6.          Miscellaneous.

(a)          Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by registered or certified mail with return receipt requested (postage prepaid) or (ii) by a recognized overnight delivery service (with charges prepaid).

If to the Sponsor, at:

Mercury Ecommerce Acquisition Corp.
3737 Buffalo Speedway, Suite 1750
Houston, TX 77098
Attention: R. Andrew White

With a copy, which shall not constitute notice, to:

Sidley Austin LLP
1000 Louisiana, Suite 5900
Houston, TX 77002
Attention: David C. Buck
Email: dbuck@sidley.com

If to Investor at the address set forth on the signature page hereto.

(b)          This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof of the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by all parties hereto..

(c)          No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party. Any assignment or transfer in violation of the foregoing shall be null and void.

(d)          From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(e)          Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(f)          This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

(g)          The Sponsor, Investor and the SPAC acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(h)          EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)          This Agreement shall not be construed for or against a party based upon authorship.

(j)          Each of the Sponsor, Investor and the SPAC will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(k)          All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(l)          This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(m)          Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the SPAC, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Investor shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that Investor shall be liable for any breach of such confidentiality obligations by any such person or entity.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[ ]

By:
Name:
Title:

Address:

[●]

Investor	Number of Transferred Shares	Transfer Price
$

Total

Signature Page to Investment Agreement

SPAC:

Mercury Ecommerce Acquisition Corp.

By:
Name:
Title:

SPONSOR:

Mercury Sponsor Group I LLC

By:
Name:
Title:

Signature Page to Investment Agreement